UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2019

TG Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor
New York, New York 10014
(Address of Principal Executive Offices)

(212) 554-4484
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities filed pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	TGTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 23, 2019, TG Therapeutics, Inc. (the “Company”) announced that it entered into a securities purchase agreement (the “Agreement”) with an institutional investor (the “Purchaser”) on December 22, 2019, pursuant to which the Company agreed to issue and sell to Purchaser 5,434,783 shares of its common stock for an aggregate amount of approximately $50,000,000 at a purchase price of $9.20 per share (the “Shares”).

The Agreement includes customary representations, warranties, closing conditions and covenants by the Company and the Purchaser.

The aggregate gross proceeds to the Company from the transaction are expected to be approximately $50,000,000, less expenses.

The summary of the Agreement set forth above does not purport to be complete and is subject to and is qualified in its entirety by reference to the text of such Agreement, a form of which is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

         The following exhibits are filed as part of this report:

Exhibit No.	Description
5.1	Opinion of Alston & Bird LLP.
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).
99.1	Form of Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc. (Registrant)

Date: December 23, 2019	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer